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                          EAGLE-PICHER INDUSTRIES, INC.

                            SALE INCENTIVE BONUS PLAN







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                          EAGLE-PICHER INDUSTRIES, INC.

                            SALE INCENTIVE BONUS PLAN


1.  Purpose                                                  1

2.  Definitions                                              1

3.  Administration                                           2

    (a) Authority of the Committee.                          2
    (b) Manner of Exercise of Committee Authority.           2
    (c) Limitation of Liability.                             2

4.  Sale Incentive Bonus.                                    3

5.  General Provisions.                                      3

    (a) Transferability; Beneficiaries.                      3
    (b) Adjustments.                                         3
    (c) Taxes.                                               3
    (d) Changes to the Plan and Awards.                      4
    (e) Limitation on Rights Conferred under Plan.           4
    (f) Unfunded Status of Awards.                           4
    (g) Nonexclusivity of the Plan.                          4
    (h) Governing Law.                                       4
    (i) Plan Effective Date.                                 4






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                          EAGLE-PICHER INDUSTRIES, INC.

                            SALE INCENTIVE BONUS PLAN

     1. PURPOSE. The purpose of this Sale Incentive Bonus Plan (the "Plan") is to assist Eagle-Picher Industries, Inc. and its subsidiaries in attracting, retaining and rewarding high-quality executives by providing such persons with a performance incentive to expend their maximum efforts in the creation of shareholder value.

     2. DEFINITIONS. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

               (a)     "Board" means the Company's Board of Directors.

               (b) "Cause" means the Participant's (i) commission of a felony,
        (ii) commission of an act of fraud upon the Company or any successor to the Company, or (iii) willful failure to perform his or her employment duties in all material respects which failure (other than by reason of death or disability) continues uncorrected for 10 days after his or her receipt of written notice from the Committee stating with specificity the nature of such failure.

               (c) "Change in Control" means the earlier of (i) the date on which the Trust receives, following June 20, 1997, at least $500 million in cash in respect of any capital stock of the Company or principal amount of Company debt, or (ii) the date on which the Company, following June 20, 1997, sells all or substantially all of its assets.

               (d) "Committee" means the Compensation Committee designated by the Board.

               (e) "Company" means Eagle-Picher Industries, Inc. and any successor thereto.

               (f) "Eligible Person" means each officer or other key employee of the Company or any of its subsidiaries, including any such person who may also be a director of the Company.

               (g) "Participant" means a person who has been designated in writing by the Committee as a participant in the Plan.

               (h) "Present Value After-Tax Proceeds" means an amount, as determined in good faith by the Committee promptly following a Change in Control, equal to the present value (using a 12% discount rate) as of January 1, 1998 of (i) all cash, stock, debt instruments or other property received or payable to the Trust after June 20, 1997, in respect of any capital stock of the Company or principal amount of Company debt plus (ii) any common stock of the Company held by the Trust immediately following a





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        Change in Control minus (iii) all federal and state income taxes payable by the Trust with respect to (A) the receipt of items described in clause (i) and (B) a taxable disposition of items described in clauses (i) and (ii). The Committee's determination of Present Value After-Tax Proceeds shall be conclusive and binding on all parties.

               (i) "Stretch Performance" means Present Value After-Tax Proceeds of $750 million.

               (j) "Target Performance" means Present Value After-Tax Proceeds of $650 million.

               (k) "Threshold Performance" means Present Value After-Tax Proceeds of $550 million.

               (l) "Trust" means the Eagle-Picher Industries Personal Injury Settlement Trust.

     3. ADMINISTRATION.

               (a) Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, determine the terms and conditions of, and all other matters relating to, awards under the Plan, prescribe award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

               (b) Manner of Exercise of Committee Authority. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, shareholders, Participants, and other persons claiming rights from or through a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine. The Committee may appoint agents to assist it in administering the Plan.

               (c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or a subsidiary, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

     4. SALE INCENTIVE BONUS. If (i) a Change in Control occurs on or prior to





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December 31, 1998, (ii) the Participant's employment by the Company or any of its subsidiaries continues until such Change in Control, (iii) the Participant puts forth his or her best efforts to complete a successful sale of the Company (as determined in good faith by the Committee), and (iv) the Present Value After-Tax Proceeds are more than $550 million, the Participant will be entitled to a Sale Incentive Bonus in an amount set forth in the award letter by which the Committee has designated such person as a Participant in the Plan. Such Sale Incentive Bonus shall be payable in a cash lump sum promptly following the Committee's determination of Present Value After-Tax Proceeds; provided, however, that if any property included in the calculation of Present Value After-Tax Proceeds consists of preferred stock and/or debt instruments, payment of any Sale Incentive Bonus attributable to such property shall be deferred until such time as the Trust's ownership of such property is sold, disposed, redeemed or otherwise liquidated.

     5. GENERAL PROVISIONS.

               (a) Transferability; Beneficiaries. No right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a beneficiary upon the death of a Participant.

               (b) Adjustments. In the event that any capital contribution, dividend or other distribution (whether in the form of cash, stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the value of the Trust's investment in the Company, whether consisting of capital stock, debt instruments or any combination thereof, such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the amounts relating to a Change in Control, Threshold Performance, Target Performance, and Stretch Performance. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards under the Plan in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant.

               (c) Taxes. The Company and any subsidiary is authorized to withhold from any payment relating to an award under the Plan, including from payroll or any other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any payment relating to an award under the Plan, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any award under the Plan.

               (d) Changes to the Plan and Awards. The Board may amend, alter,




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        suspend, discontinue or terminate the Plan without the consent of shareholders or Participants; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any award theretofore granted and any award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such award.

               (e) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary, (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person's or Participant's employment or service at any time, or (iii) giving an Eligible Person or Participant any claim to be granted any award under the Plan or to be treated uniformly with other Participants and employees.

               (f) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant, nothing contained in the Plan or any award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

               (g) Nonexclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable.

               (h) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any award agreement shall be determined in accordance with the laws of the State of Ohio, without giving effect to principles of conflicts of laws.

               (i) Plan Effective Date. The Plan has been adopted by the Board, and approved by the Trust as the Company's sole shareholder (including for purposes of Section 280G(b)(5) of the Internal Revenue Code), effective as of August 5, 1997.



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